UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:  September 20, 2005

(Date of earliest event reported)

Opta Corporation

(Exact name of Registrant as specified in its charter)

Delaware	000-24999	52-1947160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 Bayshore Highway, Suite 740, Burlingame, CA		94010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 579-3610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 20, 2005, Opta Corporation (“Opta”) dismissed its independent principal accountant, Hein & Associates LLP (“Hein”).  The decision to change accountants was approved by Opta’s Board of Directors and was made in order to save auditing fees.

Hein’s report on Opta’s financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, and neither report was qualified or modified as to uncertainty, audit scope or accounting principles.  During Opta’s two most recent fiscal years and any subsequent interim period through the date of Hein’s dismissal, there were no disagreements between Opta and Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.  As previously reported, in connection with the audit of our financial statements for the year ended June 30, 2004, Hein informed our Board of Directors on January 19, 2005 of a reportable condition that constituted a material weakness in our internal control over financial reporting under standards established by the American Institute of Certified Public Accountants, or AICPA.  Such event did not lead to a disagreement or difference of opinion between Opta and Hein.  Opta’s Board of Directors and its Audit Committee discussed Opta’s internal controls and procedures and Opta has authorized Hein to respond fully to the inquiries of Clancy concerning Opta’s internal controls and procedures.

Forward Looking Statements.  The statements in this Form 8-K Current Report concerning current management’s expectations are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties.  Any statements contained herein (including, without limitation, statements to the effect that the Company or management “estimates,” “expects,” “intends,” “continues,” “may,” or “will” or statements concerning “potential” or variations thereof or comparable terminology or the negative thereof), that are not statements of historical fact should be construed as forward looking statements.  These forward-looking statements are based on our management’s current views and assumptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opta Corporation

Date: September 26, 2005	By:	/s/ Vincent Yan
Vincent Yan
President and CEO